UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 22, 2021

BLADE AIR MOBILITY, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-39046	84-1890381
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

499 East 34th Street

New York, NY 10016

(Address of principal executive offices, including zip code)

(212) 967-1009

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, par value $0.0001 per share	BLDE	The Nasdaq Stock Market LLC
Warrants, each exercisable for one share of Class A Common Stock at a price of $11.50	BLDEW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 22, 2021, the Board of Directors (the “Board”) of Blade Air Mobility, Inc. (the “Company”) appointed Reginald Love as an independent director of the Company, effective as of September 22, 2021. Mr. Love will be a Class I director, with a term expiring at the Company’s next annual meeting of stockholders. Mr. Love will replace David Zaslav as a Class I director, upon Mr. Zaslav’s resignation from the Board effective September 22, 2021. Mr. Zaslav’s resignation from the Board was not the result of any disagreement with the Company.

The Board has appointed Mr. Love to serve on the Nominating and Corporate Governance Committee of the Board (the “Committee”), effective upon his appointment to the Board. Mr. Love will be compensated in accordance with the Company’s standard compensation policies and practices for its non-employee directors (pro-rated based on start date), which are described below in Item 8.01 of this Current Report on Form 8-K.

No family relationships exist between Mr. Love and any of the Company’s other directors or executive officers. There are no arrangements or understandings pursuant to which Mr. Love was elected as a director, and there are no related party transactions between the Company and Mr. Love reportable under Item 404(a) of Regulation S-K.

Item 7.01	Regulation FD Disclosure.

On September 24, 2021, Blade issued a press release announcing the appointment of Mr. Love to the Board and Mr. Zaslav’s resignation from the Board. A copy of the press release is furnished herewith as Exhibit 99.1.

The information in this Item 7.01 and Exhibit 99.1 attached hereto shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such filing.

Item 8.01	Other Events.

The Board, upon the recommendation of the Compensation Committee of the Board, has approved a compensation program for non-employee directors serving on the Board. Under the program as currently in effect, each Board member receives annual awards with a grant date value of $150,000, in the form of equity, cash, or credits for use of the Company’s flight service, or a combination thereof. Awards for a full year of service generally vest over 12 months on a quarterly basis. In addition, the chair of each of the Audit Committee, the Compensation Committee, and the Nominating and Corporate Governance Committee is eligible for an additional $25,000, and the independent chair of the Board is eligible for an additional $50,000, in each case in the form of equity, cash or a combination thereof. The Company intends to review its non-employee director compensation program in the near term.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Exhibit
99.1	Press Release, dated September 24, 2021.
104	Cover Page Interactive Data File (formatted in Inline XBRL in Exhibit 101).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BLADE AIR MOBILITY, INC.

Dated: September 24, 2021	By:	/s/ William A. Heyburn
	Name:	William A. Heyburn
	Title:	Chief Financial Officer